BY-LAWS
                                       of
                         LOOK MODELS INTERNATIONAL, INC.
                             A Delaware Corporation

ARTICLE I

Offices

     Section 1. The registered office of the Corporation shall be 15 Loockerman Street, Dover, Delaware 19904, County of Kent.

     Section 2. The Corporation may also have offices at such other places, within or outside the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

Meeting of Stockholders

     Section 1. All meetings of stockholders shall be held at the registered office of the Corporation, or at such other place within or outside of the State of Delaware as may be fixed from time to time by the Board of Directors.

     Section 2. Commencing with the year 2001, annual meetings of the stockholders shall be held on the third Tuesday in May of each year, or if that day is a legal holiday, on the next following business day, at 10 AM, or at such other date and time as may be fixed by the Board of Directors. At each annual meeting of stockholders, the stockholders shall elect directors and transact such other business as may properly be brought before the meeting.

     Section 3. Written notice of each annual meeting of stockholders, stating the place, date and hour of the meeting, shall be given in the manner set forth in Article VI of these By-Laws. Such notice shall be given not less than three nor more than thirty days before the date of the meeting to each stockholder entitled to vote at the meeting.

     Section 4. Special meetings of stockholders may be called at any time for any purpose or purposes by the Board of Directors or by the President, and shall be called by the President or Secretary upon the written request of two-thirds of the directors or upon the written request of the holders of at least two-thirds of all outstanding shares entitled to vote on the action proposed to be taken. Such written requests shall state the time, place and purpose of the proposed meeting. A special meeting of the stockholders called by the Board of Directors or the President, other than one required to be called by reason of a written request of stockholders, may be canceled by the Board of Directors at any time not less than 24 hours before the scheduled commencement of the meeting.


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     Section 5. Written notice of each special meeting of stockholders  shall be given in the manner set forth in Article VI of these By-Laws. Such notice shall be given not less than three nor more than thirty days before the date of the meeting of each stockholder entitled to vote at the meeting. Each such notice of a special meeting of stockholders shall state the place, date and hour of the meeting, and the purpose or purposes for which the meeting is called.

     Section 6. Except as otherwise required by law, or the Certificate of Incorporation, the presence in person, or by proxy of the holders of fifty one percent (51%) of the shares entitled to vote at a meeting of stockholders shall be necessary and shall constitute a quorum for the transaction of business at such meeting. If a quorum if not present or represented by proxy at any meeting of stockholders, the holders of two-thirds of the shares entitled to vote at the meeting who are present in person or represented by proxy may adjourn the meeting from time to time until a quorum is present. An adjourned meeting may be held later without notice other than announcement at the meeting, except that if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given in the manner set forth in Article VI to each stockholder of record entitled to vote at the adjourned meeting.

     Section 7. At any meeting of stockholders each stockholder having the right to vote shall be entitled to vote in person, or by proxy. Except as otherwise provided by law or in the Certificate of Incorporation, for the election of Directors, each stockholder shall be entitled to one vote for each share of voting stock standing in his name in the books of the Corporation. Except as otherwise provided by law, or in the Certificate of Incorporation, any other matter shall be determined by the vote of fifty one percent (51%) of the shares which are voted with regard to it at a meeting where a valid quorum is present.

     Section 8. Whenever the vote of stockholders at a meeting is required or permitted in connection with any corporate action, the meeting and vote may be dispensed with if the action taken has the written consent of the holders of shares having at least a minimum number of votes required to authorize the action at a meeting at which all shares entitled to vote were present and voted.

ARTICLE III

Directors

     Section 1. The Board of Directors shall manage the business of the Corporation, except as otherwise provided by law, the Certificate of Incorporation or these By-Laws.

     Section 2. The number of directors which shall constitute the entire Board of Directors shall be three, or such greater number as a unanimous vote of the Board of Directors from time to time may require. As used in these By-Laws, the term "entire Board of Directors" means the total number of directors which the Corporation would have if there were not vacancies.


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     Section 3. Except as provided in Section 5 of this  Article,  the directors shall be elected at the annual meeting of stockholders. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, each director elected shall serve until the next succeeding annual meeting of stockholders and until his successor is elected and qualified.

     Section 4. Any of the directors may be removed for cause by a vote of two-thirds of the entire Board.

     Section 5. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board may be filled by vote of a majority of the directors then in office, even if less than a quorum exists. A director elected to fill a vacancy, including a vacancy created by a newly created directorship, shall serve until the next succeeding annual meeting of stockholders and until his successor is elected and qualified.

     Section 6. The books of the Corporation, except such as are required by law to be kept within the State of Delaware, may be kept at such place or places within or outside the State of Delaware as the Board of Directors may from time to time determine.

     Section 7. The Board of Directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation of any or all directors for services to the Corporation as directors or officers or otherwise.

     Section 8. Resolutions of the Board of Directors shall be passed on by an affirmative vote of a simple majority of the Board of Directors.

ARTICLE IV

Meetings of the Board of Directors

     Section 1. The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of stockholders. If the meeting is held at the place of the meeting of stockholders, no notice of the meeting need be given to the newly elected directors. If the first meeting is not held at that time and place, it shall be held at a time and place specified in a notice given in the manner provided for notice of special meetings of the Board of Directors.

     Section 2. Regular meetings of the Board of Directors may be held upon such notice, or without notice, at such time and at such places within or outside of the State of Delaware as shall from time to time be determined by the Board of Directors.

     Section 3. Special meetings of the Board of Directors may be called by the President or the Secretary, on at least forty-eight hours notice to each director and shall be called by the President or the Secretary on like notice at the written request of the majority of the directors.


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     Section  4.  Whenever  notice of a meeting  of the  Board of  Directors  is required, the notice shall be given in the manner set forth in Article VI of these By-Laws and shall state the place, date and hour of the meeting. Except as provided by law, the Certificate of Incorporation, or other provisions of these By-Laws, neither the businesses to be transacted, nor the purpose of, any regular of special meeting of the Board of Directors need be specified in the notice or waiver of notice of the meeting.

     Section 5. Except as otherwise required by law, the Certificate of Incorporation, or these By-Laws, a majority of the directors in office shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting of directors shall be an act of the Board of Directors. If a quorum is not present at any meeting of directors, a majority of the directors present at the meeting may adjourn the meeting from time to time, without notice of the adjourned meeting other than announcement at the meeting. To the extent permitted by law, a director, or directors, or the entire Board of Directors, whatever the case may be, participating in a meeting by conference telephone or similar communications equipment by which all persons participating in the meeting can hear, or see, and hear each other will be deemed present in person at the meeting and all acts taken by him during his participation shall be deemed taken at the meeting.

     Section 6. Any action of the board of Directors may be taken without a meeting if written consent to the action signed by all members of the Board of Directors is filed with the minutes of the Board of Directors.

ARTICLE V

Committees

     Section 1. The Board of Directors may designate from among its members an Executive Committee and such other committees, each consisting of two or more directors, and may also designate one or more of its members to serve as alternates on these committees. To the extent permitted by law, the Executive Committee shall have all the authority that the Board of Directors grants them. The Board of Directors shall have power at any time to change the membership and to discharge any committees. All resolutions establishing or discharging committees, designating or changing members of committees, or granting or limiting authority of committees, may be adopted only by the affirmative vote of a majority of the entire Board of Directors.

     Section 2. Each committee shall keep regular minutes of its proceedings and report to the Board of Directors as, and when the Board of Directors shall require. Unless the Board of Directors otherwise provides, a majority of the members of any committee may determine its actions and the procedures to be followed at its meetings (which may include a procedure for participating in meetings by conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other), and may fix the time and place of its meetings.


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     Section  3. Any  action of a  committee  may be taken  without a meeting if written consent to the action signed by all the members of the committee is filed with the minutes of the committee.

ARTICLE VI

Notices

     Section 1. Any notice to a stockholder shall be given personally, by mail, or by fax. If mailed, a notice shall be deemed given when deposited in the United States mail or the official mail of the post office in the country in which it is mailed, postage prepaid, directed to the stockholder at his address as it appears on the records of stockholders. If by facsimile transmission; when transmitted, answerback received.

     Section 2. Any notice to a director may be given personally, by telephone or by mail, facsimile transmission, telex, telegraph, cable or similar instrumentality. A notice will be deemed given when actually given in person or by telephone; when transmitted by a legible transmission, if given by telex; on the day when delivered to a cable or similar communications company; one business day after delivery to an overnight courier service; or on the third business day after the day when deposited with the United States mail or the official mail of the country in which it is mailed, postage prepaid, directed to the director at his business address, facsimile number of telex number or at such other address, facsimile number or telex number as the director may have designated to the Secretary in writing as the address or number to which notices should be sent.

     Section 3. Any person may waive notice of any meeting by signing a written waiver, whether before or after the meeting. In addition, attendance at a meeting or participation in a telephone conference call meeting will be deemed a waiver of notice unless the person attends or participates for the purpose, expressed to the meeting or in the call at its commencement, of objecting to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE VII

Officers

     Section 1. The initial officers of the Corporation shall be a President, a Secretary, and General Counsel, and a Vice President for business development. In addition, the Board of Directors may also elect a Chairman of the Board, one or more Vice Chairmen of the Board and one or more Vice Presidents (one or more of whom may be designated an Executive Vice President or a Senior Vice President), a Treasurer, one or more Assistant Secretaries or Assistant Treasurers, and such other officers as it may from time to time deem advisable. Any two more offices, except for the offices of President and Secretary, may be held by the same person. No officer need be a director of the Corporation.


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     Section 2. Each  officer  shall be elected  by the Board of  Directors  and shall hold office for such term, if any, as the Board of Directors shall determine. Any officer may be removed at any time, either with or without cause by the vote of a majority of the entire Board of Directors.

     Section 3. Any officer may resign at any time by giving written notice to the Board of Directors or to the President. Such resignation shall take effect at the time specified in the notice or, if no time is specified, at the time of receipt of the notice, and the acceptance of such resignation shall not be necessary to make it effective.

     Section 4. The compensation of officers shall be fixed by a majority of the entire Board of Directors or in such manner as a majority of the entire Board of Directors may provide.

     Section 5. The President shall preside at all meetings of the stockholders and of the Board of Directors and shall have such other duties as from time to time may be assigned to him by the Board of Directors.

     Section 6. The President shall be the Chief Executive Officer of the Corporation, shall have general charge of the management of the business and affairs of the Corporation, subject to the control of the Board of Directs are carried into effect. The President shall preside over any meetings of the stockholders or the Board of Directors at which neither the Chairman nor a Vice Chairman is present.

     Section 7. The officers of the Corporation, other than the Chairman of the Board and the President, shall have such powers and perform such duties in the management of the business, property and affairs of the Corporation, subject to the control of the Board of Directors and the President, as customarily pertain to their respective offices, as well as such powers and duties as from time to time may be prescribed by the Board of Directors.

     Section 8. The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.

ARTICLE VIII

Certificate of Shares

     Section 1. The shares of stock of the Corporation shall be represented by certificates, in such form as the Board of Directors may from time to time prescribe, signed by the President and the Secretary.

     Section 2. Any or all signatures upon a certificate may be a facsimile. Even if an officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall cease to be that officer, transfer agent or registrar before the certificate is


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     issued,  that  certificate may be issued by the  Corporation  with the same effect as if he or it were that officer, transfer agent or registrar at the date of issue.

     Section 3. The Board of Directors may direct that a new certificate be issued in place of any certificate issued by the Corporation which is alleged to have been lost, stolen or destroyed. When doing so, the Board of Directors may prescribe such terms and conditions precedent to the issuance of the new certificate as it deems expedient, and may require a bond sufficient to indemnify the Corporation against any claim that may be made against it with regard to the allegedly lost, stolen or destroyed certificate or the issuance of the new certificate.

     Section 4. The Corporation or a transfer agent of the Corporation, upon surrender to it of a certificate representing shares, duly endorsed and accompanied by proper evidence of lawful succession, assignment, or authority of transfer, shall issue a new certificate to the person entitled thereto, and shall cancel the old certificate and record the transaction upon the books of the Corporation.

     Section 5. The Board of Directors may fix a date as the record date for determination of the stockholders entitled (i) to notice of or to vote at any meeting of stockholders, (ii) to express consent to, or dissent from, corporate action in writing without a meeting, or (iii) to receive payment of any dividend or other distribution or allotment of any rights or to take or be the subject of any other action. The record date must be on or after the date on which the Board of Directors adopts the resolution fixing the record date and in the case of (i) must be not less than three nor more than thirty days before the meeting of the meeting, in the case of (ii) must be not more than ten days after the date on which the Board of Directors fixes the record date, and in the case of (iii) must be not more than thirty days prior to the proposed action. If no record date is fixed, the record date will be as provided by law. A determination of stockholders entitled to notice of or to vote at any meeting of stockholders which has been made as provided in this Section will apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.

     Section 6. The Corporation shall for all purposes be entitled to treat a person registered on its books, as the owner of the shares with exclusive right, among other things, to receive dividends and to vote with regard to those shares, and the Corporation shall be entitled to hold a person registered on its books as the owner of shares liable for calls and assessments, if any may legally be made, and shall not be bound to recognize any equitable or other claim to or interest in shares of its stock on the party of any other person, whether or not the Corporation shall have express or other notice of the claim or interest of the other person, except as otherwise provided by the laws of Delaware.

ARTICLE IX

General Provisions

     Section 1. Declaration of Dividends. Subject to the provisions of the Certificate of Incorporation, dividends upon the capital stock of the Corporation may be declared by the


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     Board of  Directors  at any  regular or special  meeting,  pursuant to law.
     Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

     Section 2. Reserve for Dividends. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as all of the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as all of the Directors shall think conductive to the interests of the Corporation, and all of the Directors may modify or abolish any such reserve in the manner in which it was created.

     Section 3. Check/Transfers. All checks, wire transfers, or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     Section 4. Seal. The corporate seal shall have inscribed on it the name of the Corporation, the year of its creation, the words "Corporate Seal Delaware", and such other appropriate legend as the Board of Directors may from time to time determine. Unless prohibited by the Board of Directors, a facsimile of the corporate seal may be affixed or reproduced in lieu of the corporate seal itself.

     Section 5. Fiscal Year. The fiscal year of the Corporation shall be the calendar year, or as shall be determined by affirmative vote of a majority of the Board of Directors.

     Section 6. Contracts. Except as otherwise provided in these By-Laws, the Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or to execute or deliver any instrument on behalf of the Corporation, and such authority may be general or confined to specific instances.

ARTICLE X

Amendments

     Section 1. These By-Laws may be amended or repealed, and new By-Laws may be adopted, amended or repealed (a) by a two-thirds majority of the shareholders entitled to vote at any regular or special meeting of stockholders, or (b) by the affirmative vote of a majority of the entire Board of Directors, except that no By-Law may be adopted or amended by the Board of Directors if the By-Law or amendment is inconsistent with a By-Law or an amendment to a By-Law adopted by the stockholders.